EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors of
Critical Care, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Critical Care, Inc. of our report dated March 28, 2006, relating to the financial statements of Critical Care, Inc. as of July 31, 2005 and for the years ended July 31, 2005 and 2004 and to the reference to our firm as "Experts".





/s/  Weinberg & Company, P.A.
----------------------------------
     Weinberg & Company, P.A.



Boca Raton, FL
September 8, 2006